Exhibit 10.9

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of March 3, 2008, by and between BRAM GOLDSMITH (“Goldsmith”), on the one hand, and CITY NATIONAL CORPORATION, a Delaware corporation (“CNC”) and CITY NATIONAL BANK, a national banking association (“CNB”), on the other hand.

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of May 15, 2003, as amended (as amended, the “Agreement”);

WHEREAS, the initial term of the Agreement was two years from May 15, 2003 to May 15, 2005, as amended to extend the term for an additional two years to May 14, 2007, and further amended to extend the term for an additional year to May 14, 2008;

WHEREAS, the parties wish to amend the Agreement to further extend the term for an additional one year until May 14, 2009, and the Board of Directors of CNB and CNC have approved the extension of the term of the Agreement for an additional one year on the same terms and conditions as in effect currently;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Section 3 of the Agreement is hereby amended by substituting for the words “commence on May 15, 2003 and terminate five (5) years thereafter” the words “commence on May 15, 2003 and terminate six (6) years thereafter.”

3.             The Agreement provided for various policies of life insurance. The parties, Elaine Goldsmith and The Goldsmith 1980 Insurance Trust have entered into that certain Memorandum of Agreement, dated July 31, 2007, incorporated herein by reference, pursuant to which, among other matters, such agreements regarding life insurance were extinguished.

4.             Except as amended hereby, the Agreement shall remain in full force and effect.

5.             This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first written above.

/s/Bram Goldsmith
Bram Goldsmith

CITY NATIONAL CORPORATION		CITY NATIONAL BANK

By:	/s/ Christopher J. Carey	By:	/s/ Christopher J. Carey
Name:	Christopher J. Carey	Name:	Christopher J. Carey
Title:	EVP & CFO	Title:	EVP & CFO